Exhibit 99.4
OVERTURE ACQUISITION CORP.
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
January 27, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF OVERTURE ACQUISITION CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
     The undersigned shareholder of Overture Acquisition Corp. (the “Company”), having read the notice of extraordinary general meeting of shareholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Marc Blazer, John F.W. Hunt and Sarah E Williams, or any of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all Ordinary Shares which the undersigned may be entitled to vote at the extraordinary general meeting of shareholders of the Company to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at 10:00 a.m. New York City time, on January 27, 2010, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:
     (1) The Business Combination Proposal — to approve a business combination and the transactions contemplated by the Master Agreement (the “Transaction”), dated as of December 10, 2009 (the “Master Agreement”), by and among the Company, Overture Re Holdings Ltd., the Company’s newly formed, wholly owned Bermuda holding company (“Overture Re Holdings”), Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company and a wholly owned subsidiary of JNF (“JNL”), and JNL Bermuda LLC, a Delaware limited liability company and a newly formed wholly owned subsidiary of JNL (“JNL Bermuda”), JNF Asset Management LLC, a Delaware limited liability company (“JNFAM”) and the founders of the Company (the “Founders”) which, among other things, provides for the amalgamation of JNL Bermuda and Overture Re Ltd., a to be formed, wholly owned Bermuda subsidiary of Overture Re Holdings (“Overture Re”), pursuant to which the amalgamated company shall be a long term reinsurer domiciled in Bermuda (the “Business Combination” and the proposal, the “Business Combination Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN
     Only if you voted “AGAINST” the Business Combination Proposal and you hold Ordinary Shares issued in the Company’s initial public offering, you may exercise your redemption rights and demand that the Company convert your Ordinary Shares into a pro rata portion of the Company’s initial public offering trust account by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your Ordinary Shares for cash and you will no longer own those shares. You will only be entitled to receive cash for those shares if the Business Combination is completed and you continue to hold these shares through the effective time thereof, and you tender your share certificate in accordance with the delivery requirements discussed in the definitive proxy statement/prospectus under the heading “The Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders—Redemption Rights.”
          EXERCISE REDEMPTION RIGHTS ☐
     (2) The Name Change Proposal— to approve by special resolution the change of name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.” (the “Name Change Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN
     (3) The Repurchase Amendment Proposal—to approve by special resolution an amendment to the Company’s amended and restated memorandum and articles of association (the “Articles”) to add provisions to allow the Company to purchase its own ordinary shares without shareholder approval in certain limited circumstances (the “Repurchase Amendment Proposal”);
     (4) The Staggered Board Elimination Proposal—to approve by special resolution an amendment to the Company’s Articles to eliminate the staggered board provision in the Articles (the “Staggered Board Elimination Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

     (5) The Share Repurchase Proposal—to approve the repurchase by the Company of the Ordinary Shares issued to the Company’s founders prior to the Company’s initial public offering (the “Share Repurchase Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN
     (6) The Board of Directors Proposal—to elect seven directors to the Company’s board of directors upon consummation of the Transaction to serve until the 2010 annual general meeting of shareholders or until their successors have been duly elected or appointed and qualified (the “Board of Directors Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN
     (7) The Incentive Plan Proposal—to approve the adoption of the 2010 Stock Incentive Plan (the “Incentive Plan”) pursuant to which the Company may issue up to the lesser of (i) 1.5 million Ordinary Shares or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction (the “Incentive Plan Proposal”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN
     (8) The Shareholder Adjournment Proposal—to consider and vote upon the adjournment of the extraordinary general meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the extraordinary general meeting of shareholders, it appears we cannot consummate the transactions contemplated by the Master Agreement and the other proposals to be considered by shareholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN
IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated:                    , 2010

INDIVIDUAL OR JOINT HOLDER:

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CORPORATE OR PARTNERSHIP HOLDER:

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